UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

MICROLIN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization) 135 E. 57th St., 12th Floor, New York, New York (Address of principal executive offices)	46-3896989 (I.R.S. Employer Identification No.) 10022 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.000001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193315 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Common Stock, par value $0.000001 per share, of Microlin Bio, Inc. (the “Registrant”) being registered herein, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-193315), as initially filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2014, as amended (the “Registration Statement”), which information is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 13, 2014

MICROLIN BIO, INC.

By:	/s/ Joseph Hernandez
Name: Title:	Joseph Hernandez Executive Chairman and Chief Executive Officer